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                                                                      EXHIBIT 99


                                                For Financial Inquiries Contact:
                                        JOHN CUMMINGS, SYBASE INVESTOR RELATIONS
                                                        john.cummings@sybase.com
                                                                  (510) 922-8797

                                                    For Press Inquiries Contact:
                                        RICK MYLLENBECK, SYBASE PUBLIC RELATIONS
                                                      rick.myllenbeck@sybase.com
                                                                  (510) 922-8506


  SYBASE EXPECTS FIRST QUARTER EARNINGS OF $0.23 TO $0.26 PER SHARE


EMERYVILLE, CA - April 3, 2001 - Sybase, Inc. (NASDAQ: SYBS), a leading provider of e-Business solutions, today announced preliminary results for the first quarter ending March 31, 2001, with pro-forma operating earnings on a fully-diluted basis expected to be in the range of $0.23 to $0.26 per share, and revenues expected in the range of $227 million to $231 million.

         "The fundamentals of the business remain strong, but despite our best efforts we were not able to escape the effects of the current U.S. economic malaise," said John Chen, chairman, president and CEO of Sybase. "While our deal pipeline was robust, late in the quarter we experienced a number of purchase decision delays, and a number of customers reduced the size of orders due to the uncertainty of the economy. This was especially evident in North America."

        "We continue to believe the value proposition of Sybase technology becomes greater in an environment of slower IT spending, as Sybase has always been focused on leveraging rather than replacing our customers' existing technology infrastructure," said Chen. "Given what we are seeing in the market today, we believe we are well positioned to weather the storm."


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         First quarter results are preliminary, subject to the company closing its books and the company's management and independent auditors completing their customary quarterly review procedures. Sybase expects to announce results for the first quarter 2001 on Thursday, April 19.

         The company will hold a conference call today at 5:30 pm ET (2:30 pm
PT) to discuss its preliminary results. To participate by phone, please call the following number: (913) 981-5507. To participate by Webcast, please go to http://www.streetfusion.com and go to "Webcast Center/Earnings Events" and select Sybase on April 3, 2001. You can also access the Webcast from http://www.sybase.com by using the Webcast button/icon on the Sybase, Inc. homepage. You will be prompted for your name and company name. You must have Windows Media Player installed on your system to participate in the Webcast. Please allow for time to download and prepare your system prior to the Webcast.

         A replay of the call will be available from 5:30 pm PT on April 3, 2001 for thirty days, concluding on May 2, 2001. The replay number is (719) 457-0820 using the access code 465 461. The Webcast will also be archived until May 2, 2001 at http://www.streetfusion.com.


ABOUT SYBASE, INC.

         Sybase provides enterprise-class software solutions that fuel e-Business and enable access to information anytime, anyplace. With its industry-leading Enterprise Portal (EP), mobile and wireless and vertical market solutions, Sybase is one of the largest global independent software companies in the world. For more information, visit the Sybase Web site:
http://www.sybase.com.

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Sybase is a trademark of Sybase, Inc.

SPECIAL NOTE: Statements in this release concerning Sybase, Inc.'s anticipated first quarter revenues and earnings and full year earnings are forward looking statements that involve a number of uncertainties

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and risks. Factors that could cause actual events or results to differ materially include accounting adjustments for the Q1 2001 close; sales productivity; general business conditions; market growth rates in the client/server and Internet software markets; the outcome of Sybase, Inc.'s tender offer for NEON shares; the ability of Sybase, Inc. to successfully integrate NEON into Sybase, Inc.; possible disruptive effects of organizational or personnel changes; shifts in customer demand; market acceptance of the Company's products and services; customer and industry analyst perception of the Company and its technology vision and future prospects; rapid technological changes; competitive factors; unanticipated delays in scheduled product availability dates; interoperability of the Company's products with other leading software application products; and other factors described in the Company's reports filed with the Securities Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.